UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 19, 2008 (January 22, 2008)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

Explanatory Note:  Glimcher Realty Trust (the “Registrant”) filed a Form 8-K on January 23, 2008 (the “January Form 8-K”) to disclose, among other matters, the decision by its senior management team to classify the Registrant’s Great Mall of the Great Plains, a regional mall located in Olathe, KS (“Great Mall”), as held-for-sale and to disclose impairment charges relating to Great Mall. The purpose of this Form 8-K/A is to:  (i) amend the January Form 8-K to report the impairment charges solely under Item 2.06 of Form 8-K instead of Item 2.05, (ii) amend our disclosure regarding the timing of the decision by the Registrant’s senior management team to classify Great Mall as held-for-sale, and (iii) clarify when the decision of the Registrant’s senior management team to incur impairment charges in connection with the Great Mall classification as well as the amount of such charges was finalized.  In the press release attached to the January Form 8-K as Exhibit 99.1, the Registrant discloses that its senior management team decided to classify Great Mall as held-for-sale during the Registrant’s fourth fiscal quarter of 2007. This Form 8-K/A contains only the sections of the January Form 8-K that are being amended and does not affect other sections or exhibits of the January Form 8-K not discussed herein.  This Form 8-K/A continues to speak as of the date of the January Form 8-K and we have not updated the disclosure contained herein to reflect events that may have occurred since the filing of the January Form 8-K.  Accordingly, this Form 8-K/A should be read in conjunction with the Registrant’s other filings, if any, made with the Securities and Exchange Commission (“SEC”) subsequent to the filing of the January Form 8-K, including any amendments to those filings, if any.

Item 2.06 Material Impairments.

On January 22, 2008, the Registrant concluded that it would incur, pursuant to generally accepted accounting principles, a non-cash impairment charge with respect to Great Mall in the amount of approximately $21 million.  The Registrant will recognize this charge in its financial statements for the fourth quarter and fiscal year ended December 31, 2007. The Registrant’s decision to recognize the non-cash impairment charge for Great Mall is based upon its estimate of the fair value of the property.  Great Mall’s fair value was determined based upon an assessment of current market conditions, the anticipated sale price for the property, as well as the current physical condition and financial operating performance of the property.   At this time, the Registrant does not anticipate any of the impairment charges discussed herein to result in any future cash expenditures.  During the Registrant’s fourth fiscal quarter of 2007, the Registrant made a decision to classify Great Mall as held-for-sale.  In connection with its decision to classify Great Mall as held-for-sale, the Registrant was unable at that time to make a good faith determination of the amount or range of amounts of any charges or future cash expenditures that the Registrant would incur in connection with its decision to classify Great Mall as held-for-sale.

Forward Looking Statements

This Form 8-K/A contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Registrant to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for common area maintenance, taxes and other property expenses, the failure to achieve announced Funds From Operations and earnings targets/estimates for 2007 and 2008, material changes in the Registrant’s dividend rates on its securities or ability to pay dividends on its common stock or other securities, the failure of the Registrant to qualify as a real estate investment trust, the termination of existing joint venture arrangements, conflicts of interest with our existing joint venture partners, the failure to sell mall and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls and community centers, increases in impairment charges, additional impairment charges, as well as other risks listed from time to time in the other Registrant’s reports or statements filed with the SEC or otherwise publicly disseminated by the Registrant.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: February 19, 2008	/s/ Mark E. Yale
Mark E. Yale, Executive Vice President, Chief Financial Officer, and Treasurer